Exhibit 10.26


                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

      This Amendment dated April 1, 2005 hereby amends the Employment Agreement dated October 1, 2004 previously amended on January 11, 2005, by and between Deep Field Technologies, Inc., f/k/a iVoice Technology 2, Inc., a New Jersey corporation (hereinafter referred to asthe "Company"), having an office at 293 Eisenhower Parkway, Livingston, NJ 07039 and Mark Meller, having his office at 293 Eisenhower Parkway, Livingston, NJ 07039 (hereinafter referred to as the "Executive").

                            W I T N E S S E T H :

      WHEREAS, the Company and the Executive mutually desire to amend the Employment Agreement; and

      NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1. The Employment Agreement dated October 1, 2004 was initially executed between the Executive and iVoice Technology 2, Inc., a Nevada corporation. However, all assets and liabilities were assigned and assumed by Deep Field Technologies, Inc., a New Jersey corporation. Therefore, this Amendment confirms that both parties: (i) agree to abide by the terms of the August 3, 2004 Employment Agreement, as amended on January 11, 2005 and (ii) both parties agree that all terms of the Employment Agreement are in full force and effect.

2. The Executive hereby agrees to accept compensation pursuant to this Employment Agreement in the form of Class B Common Stock, par value $.01 per share, in lieu of cash, for as long as the Board of Directors decides in its sole discretion that the Company does not have the financial resources to pay the Executive in cash.

3. All other terms of the Employment Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date written below.


Deep Field Technologies, Inc.       Mark Meller


By: /s/ Jerome Mahoney              By: /s/ Mark Meller
   ----------------------------        ------------------------

Title: Chairman of the Board
       ---------------------

Date:__________________             Date:__________________